Exhibit 10.13

SOMOS EDUCAÇÃO

AGREEMENTS COVER

Companies:	EDITORA ÁTICA	SOMOS EDUCAÇÃO
Requesting Party:	REAL ESTATE MANAGEMENT

Document: Amendment to the lease agreement of the São José dos Campos CD.

Notes from the Legal Department:

Notes from the area:

To be signed by:

EDITORA ÁTICA

Eduardo Silveira Mufarej and/or Daniel Cordeiro Amaral and/or Guilherme Figueiredo Maia Luz and/or Fernando Shayer and/or Thiago Conde Tourinho and/or Guilherme Alves Melega and/or Cláudio Lensing

SOMOS EDUCAÇÃO

Eduardo Silveira Mufarej and/or Daniel Cordeiro Amaral and/or Guilherme Figueiredo Maia Luz and/or Fernando Shayer and/or Guilherme Alves Mélega and/or Thiago Conde Tourinho and/or Cláudio Lensing

INSTRUMENT OF ASSIGNMENT AND 1ST INSTRUMENT OF AMENDMENT TO

COMMERCIAL PROPERTY LEASE AGREEMENT

By this private instrument and on the best terms of the law, the parties below:

(i) SAN MICHELE EMPREENDIMENTOS COMERCIAIS LTDA., a limited business company enrolled with CNPJ/MF [National Corporate Taxpayers’ Register of the Ministry of Finance] under No. 04.640.541/0001-35, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua da Consolação, 348, suite 161, Downtown, Postal Code 01302-000, herein represented pursuant to its articles of association, hereinafter referred to as “ORIGINAL LESSOR,” and

(ii) QUERCE ADMINISTRAÇÃO DE BENS EIRELLI., a limited liability sole proprietorship enrolled with CNPJ/MF under No. 17.109.237/0001-08, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua da Consolação, 348, suite 161, Downtown, Postal Code 01302-000, herein represented pursuant to its articles of association, hereinafter referred to as “QUERCE,” and

(iii) RMS ADMINSTRAÇÃO DE BENS EIRELLI, a limited liability sole proprietorship, enrolled with CNPJ/MF under No. 17.109.244/0001-00, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua da Consolação, 348, suite 161, Downtown, Postal Code 01302-000, herein represented pursuant to its articles of association, hereinafter simply referred to as “RMS,” and, jointly with QUERCE, hereinafter jointly referred to as “NEW LESSORS,” and

(iv) EDITORA ÁTICA S.A., a joint-stock company with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 7.221, 3rd floor, sector A, Pinheiros district, Postal Code 05425-902, enrolled with CNPJ/MF under No. 61.259.958/0001-96 herein represented pursuant to its bylaws and minutes, hereinafter referred to as “LESSEE,” and

(v) SOMOS EDUCAÇÃO S.A., a publicly-held joint-stock company with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida Nações Unidas, No. 7.221, 1st floor, sector B, Pinheiros district, Postal Code 05425-902, enrolled with CNPJ/MF under No. 02.541.982/0001-54, herein represented pursuant to its bylaws and minutes, hereinafter referred to as “SURETY,”

The ORIGINAL LESSOR, the NEW LESSORS, the LESSEE AND the SURETY, hereinafter referred to as “PARTIES” and, individually as a “PARTY”

WHEREAS,

(i) On September 25, 2015, the ORIGINAL LESSOR and the LESSEE entered into the Commercial Property Lease Agreement (the “AGREEMENT”) regarding the property located at Rodovia Presidente Dutra, Km 136, Eugênio de Melo district, Postal Code 12.247-004, in the city and Judicial District of São José dos Campos, State of São Paulo, which is the subject matter of registration No. 2.985 of the 2nd Real Estate Registry of São José dos Campos, pursuant to the brief that is attached to the Agreement (the “PROPERTY”);

(ii) On December 31, 2016, the ORIGINAL LESSOR was partially spun off, with transfer of a portion of its assets to the NEW LESSORS, and consequent transfer of fifty percent (50%) of the PROPERTY to QUERCE, and fifty percent (50%) to RMS, as from January 1, 2017 (the “SPIN-OFF”).

(iii) due to the SPIN-OFF, the NEW LESSORS became one of the contracting parties, replacing the ORIGINAL LESSOR;

(iv) the NEW LESSORS and the LESSEE intend to formalize the renegotiation of certain terms and conditions of the AGREEMENT due to (a) the expansion in occupancy of the GREEN and YELLOW BLOCKS and (b) adjustments to the amount and form of payment of the rent of the BLUE BLOCK, both as from October 1, 2016,

The PARTIES DO HEREBY AGREE to enter into this Instrument of Assignment and First Instrument of Amendment to Commercial Property Lease Agreement (the “1ST AMENDMENT”), which shall be governed by the following clauses and conditions:

1. CHANGE IN LESSOR

1.1. Due to the transfer of the PROPERTY to the NEW LESSORS as a result of the SPIN-OFF, the NEW LESSORS became co-owners of the PROPERTY, each one owning a proportion of fifty percent (50%), and thus, as from the date of execution of this 1ST AMENDMENT, they became Parties to the AGREEMENT for all legal purposes. The NEW LESSORS hereby represent that they are aware of all terms and conditions of the AGREEMENT, and undertake to comply with them in full. All and any reference to the term “LESSOR” in the AGREEMENT shall mean both QUERCE and RMS.

1.2. The LESSEE and the SURETY represent that they agree with the assignment of the AGREEMENT provided for in item 1.1 above.

2. LEASED AREA:

2.1. The PARTIES hereby adjust the new leased area to the total occupied built area of the PROPERTY, which corresponds to seventy three thousand, six hundred seventy-three point fifty square meters (73,673.50 m²), and includes the totality of the BLOCKS, except the OFFICES (the 1st and 2nd floors), as indicated in the table of breakdown of areas included in Exhibit I to this 1st AMENDMENT. Said adjustment is retroactive to October 1, 2016.

Paragraph One: The new leased area comprises fifty-nine thousand, seven hundred seven point fifty square meters (59,707.50 m²) for storage; four thousand, nine hundred twenty-two point ninety-two square meters (4,922.92 m²) for offices and support services, a marquee of eight thousand, seven hundred forty-six point twenty square meters (8,746.20 m²), and an gatehouse, utilities and support services/yard of two hundred, ninety-six point eighty-eight square meters (296,88 m²), as indicated in the table of breakdown of areas included in Exhibit I to this 1st AMENDMENT.

Paragraph Two: Of the total area mentioned in the main section hereof, the area corresponding to the BLUE BLOCK, which includes a partial area of thirteen thousand, five hundred eighty-eight point fifty-three square meters (13.588,53 m²) shall be the subject matter of this amendment, regarding the rent amount charged and the calculation of rents due, as per Section 3 below.

3. RENTS

3.1. As from June 1, 2017, which is when this 1st AMENDEMENT was entered into, the monthly rents and charges now amended shall be paid/refunded in the proportion of fifty percent (50%) for each NEW LESSOR.

3.2. Moreover, in this 1st AMENDMENT, the PARTIES formalize the adjustment of the contractual rent, which, as from October 1, 2016, corresponds to nine hundred sixteen thousand, four hundred fifty-eight Reais, and forty-four cents (R$916,458.44), with due regard for the discounts and adjunstments provided for herein.

3.3. Additionally, the NEW LESSORS and the LESSEE agree to change section 3.5 of the AGREEMENT to reflect the new periodical discounts over the amount of the rent, as per Section 3.2 above:

3.5. During the first three (3) years of the AGREEMENT, the following discounts shall be applied over the amounts of the rent indicated bellow:

(i) (...);

(ii) In the period from October 1, 2016 to September 30, 2017, over the rent amount of the GREEN, YELLOW AND RED BLOCKS, that is seven hundred forty-nine thousand, two hundred eighty-six Reais, and sixty-two cents (R$749,286.62), as of the base date October 2016, the contractual discount initially estimated, of thirteen point twenty-seven percent (13.27%), shall be granted;

(iii) In the period from October 1, 2017 to September 30, 2018, over the rent amount of the GREEN, YELLOW AND RED BLOCKS, that is seven hundred forty-nine thousand, two hundred eighty-six Reais, and sixty-two cents (R$749,286.62), as of the base date October 2016, and to be adjusted in October 2017, the contractual discount of eight point eighty-five percent (8.85%), shall be granted;

(iv) In the period from October 1, 2016 to September 30, 2018, over the rent amount of the BLUE BLOCK, that is one hundred sixty-seven thousand, one hundred seventy-one Reais, and eighty-two cents (R$167,171.82), as of the base date of October 2016, and to be adjusted in October 2017, the contractual discount of twenty-three point ninety-one percent (23.91%), shall be granted;

(v) From the fourth (4th) year on, the contractual amount of the rent at the time shall be charged from the LESSEE without any discount.”

3.4. The NEW LESSORS and the LESSEE agree, for a period of two years, that is, from October 1, 2016 to September 30, 2018, to alter the form of collection of the partial rents of the BLUE BLOCK, which shall be calculated according to the area actually occupied in the block in each month, always in “fifths of the total area of the BLUE BLOCK.” To this end, the NEW LESSORS and the LESSEE hereby decide to include a new Section 3.6 in the AGREEMENT, with the consequent renumbering of the other sections, said section to be in force with the following wording:

“3.6. Specifically in the period from October 1, 2016 to September 30, 2018, the partial rents of the BLUE BLOCK shall be calculated according to the area actually occupied in the block in each month, always in “fifths of the total area of the BLUE BLOCK,” that is, per clear space between pillars. To this end, the LESSE undertakes to inform, by the 25th of the month in question, the number of clear spaces between pillars occupied, so that the LESSORS can audit and charge the fixed proportions as follows:

(i) Twenty percent (20%) of the rent amount provided for in item (iv) of Section 3.5 of the Agreement, if one (1) clear space is occupied;

(ii) Forty percent (40%) of the rent amount provided for in item (iv) of Section 3.5 of the Agreement, if two (2) clear spaces are occupied;

(iii) Sixty percent (60%) of the rent amount provided for in item (iv) of Section 3.5 of the Agreement, if three (3) clear spaces are occupied;

(iv) Eighty percent (80%) of the rent amount provided for in item (iv) of Section 3.5 of the Agreement, if four (4) clear spaces are occupied;

(v) One hundred percent (100%) of the rent amount provided for in item (iv) of Section 3.5 of the Agreement, if five (5) clear spaces are occupied;

Sole paragraph: As from October 2018, the original conditions of section 3 of the AGREEMENT shall again apply, that is, the discounts shall cease and the areas occupied in all BLOCKS shall be charged in full, including the BLUE BLOCK, with due regard for the annual adjustments and the original contractual review.”

4. TERMINATION FINE

4.1. The NEW LESSORS and the LESSEE agree to include a new provision for fine in the event of early return of the BLUE BLOCK in the period from October 1, 2016 to September 30, 2018. Accordingly, the Parties decide to include item (iv) in Section 18.1 of the AGREEMENT, which shall be in force with the following wording:

“18.1. Solely and exclusively in the event that the LESSEE decides to terminate this adjustment without cause before the end of its term of effectiveness, the following shall apply to the detriment of the fine provided for in Section 15.2 or any other provided for in this Agreement:

(...)

(iv) Specifically regarding BLOCK -1 – BLUE, if termination takes place in the period from October 1, 2016 to September 30, 2018, the LESSEE shall pay a fine equivalent to three (3) rents proportional to the area partially returned, equivalent to the entire BLUE BLOCK, pursuant to a notice given one hundred and eighty (180) days in advance. After September 30, 2018, the conditions for the other modules indicated above shall apply.”

5. TERM FOR ANNOTATION OF CONSTRUCTION AND UPDATE OF THE CHAIN OF OWNERSHIP OF THE PROPERTY

5.1. The NEW LESSORS and the LESSEE set forth the date of July 9, 2017 as the deadline for NEW LESSORS to (i) complete the annotation of the built area of the PROPERTY in its registration; (ii) update the ownership chain of the PROPERTY due to the Spin-off, reflecting the co-ownership of the PROPERTY by the NEW LESSORS. Said deadline may be extended for successive periods, upon mutual agreement between the Parties. Accordingly, the Parties hereby resolve to amend paragraph one of Section 1.3 of the AGREEMENT, which shall be in force with the following wording:

“1.3 (...)

Paragraph One In order to enable the LESSEE to record this Agreement in the registration of the Property in up to one hundred and twenty days as from the date hereof, the LESSORS shall provide, by July 9, 2017, (i) the annotation of the built area of the PROPERTY; and (ii) update the ownership chain of the PROPERTY in its registration, under penalty of application of the fine provided for in Section 15.2 below, without prejudice to the possibility of termination of this AGREEMENT by the LESSEE, without payment of any fine to the LESSORS, if said arrangements are not concluded within the term mentioned above. The deadline of July 9, 2017 may be extended by mutual agreement, for a term to be defined by the PARTIES, if the LESSOR evidences any delays attributable to public bodies, the real estate registry or a strike by Instituto Nacional de Seguridade Social (INSS), in this case, with respect to the Debt Clearance Certificate (CND) relating to the construction works.

(...)

6. FINAL PROVISIONS

6.1. The PARTIES give release of the rents and charges due until the signature of this 1st AMENDMENT.

6.2. The SURETY represents that it agrees with the new terms and conditions of the AGREEMENT.

6.3. All provisions of the AGREEMENT not expressly changed as a result of this 1st AMENDMENT are hereby expressly ratified.

6.4. This instrument of amendment is binding upon the Parties, their heirs and legal successors on any account and at any time.

7. RESOLUTION OF DISPUTES

7.1. In the event of any issue or conflict involving this 1st AMENDMENT, the provisions for resolutions of conflicts provided for in Section 20 of the AGREEMENT shall apply.

In witness whereof, the Parties execute this instrument in four (4) copies with the same content and form, jointly with two witnesses, for all due purposes.

São Paulo, June 23, 2017

(sgd)

ORIGINAL LESSOR: SAN MICHELE EMPREENDIMENTOS COMERCIAIS LTDA.

(sgd)

NEW LESSOR: QUERCE ADMINISTRAÇÃO DE BENS EIRELI

(sgd)

NEW LESSOR: RMS ADMINISTRAÇÃO DE BENS EIRELI

(sgd)	(sgd)

LESSEE: EDITORA ÁTICA S.A.

Dan(illegible)	Guilherme Luz
(sgd)	(sgd)

SURETY: SOMOS EDUCAÇÃO S.A.

Daniel Amaral	Guilherme Luz
CFO

WITNESS 1:

NAME:

RG [Identity Document]:

WITNESS 2:

NAME:

RG.:

Attachment I – Table of breakdown of areas

Warehouse	Blue
Space	Area (m²)	To be occupied (m²)	Price payable (m²)
Storage	11,585.43	11,585.43	11,585.43

Office/changing room – ground floor	683.60	0.00	0.00
Office—1st Floor	683.60	0.00	0.00
Office – 2nd Floor	683.60	0.00	0.00-
Marquees	2,002.14	2,003.10	2,003.10
	15,638.37	13,588.53	13,588.53
Warehouse	Green
Space	Area (m²)	To be occupied (m²)	Price payable (m²)
Storage	16,040.69	16,040.69	16,040.69
Office/changing room – ground floor	1,045.00	1,045.00	1,045.00
Office—1st Floor	1,062.24	26.00	26.00
Office – 2nd Floor	2,094.70	401.00	401.00
West Marquee	1,045.00	1,045.00	1,045.00
East Marquee	1,202.70	1,202.70	1,202.70
	22,490.33	19,760.39	19,760.39
Warehouse	Yellow
Space	Area (m²)	To be occupied (m²)	Price payable (m²)
Storage	16,040.69	16,040.69	16,040.69
Office/changing room – ground floor	1,045.00	1,045.00	1,045.00
Office—1st Floor	1,062.24	313.56	313.56
Office – 2nd Floor	2,094.70	1,047.36	1,047.36
West Marquee	1,045.00	1,045.00	1,045.00
East Marquee	1,202.70	1,202.70	1,202.70
	22,490.33	20,694.31	20,694.31
Warehouse	Red
Space	Area (m²)	To be occupied (m²)	Price payable (m²)
Storage	16,040.69	16,040.69	16,040.69
Office/changing room – ground floor	1,045.00	1,045.00	1,045.00
Office—1st Floor	1,062.24	—	—
Office – 2nd Floor	2,094.70	—	—
West Marquee	1,045.00	1,045.00	1,045.00
East Marquee	1,202.70	1,202.70	1,202.70
	22,490.33	19,333.39	19,333.39
External Support
Space	Area (m²)	To be occupied (m²)	Price payable (m²)
gatehouse, utilities, support services, yard	296.88	296.88	—